Exhibit 4.49

THE COMMONWEALTH OF THE BAHAMAS

MORTGAGE REGISTRATION FORM

(Page 1 of 2)

Official Number	IMO Number	Name of Ship	Port of Registry
8000949	9138707	FREE KNIGHT	NASSAU
Propulsion and Engine Details		Vessel Dimensions
Propulsion:	Single Propeller	Length:	151.71 metres
Type of Engines:	Diesel	Breadth:	25.79 metres
Total Power:	6074KW	Depth:	13.70 metres
Particulars of Tonnage
GROSS TONNAGE:	15888	tons	NET TONNAGE:	8060	tons
Whereas (a) there is an account current made between ADVENTURE SEVEN S.A. (the “Mortgagor”), a company incorporated and existing under the laws of the Marshall Islands, having its registered office at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and HOLLANDSCHE BANK-UNIE N.V., (the “Mortgagee”), a company incorporated and existing under the laws of the Netherlands, having its registered office at Coolsingel 104, 3011 AG Rotterdam, the Netherlands, in respect of: a credit agreement dated 21 January 2008 and a short term loan agreement dated 21 January 2008 (together as the same may be amended, supplemented or varied from time to time together with the therein referred to HBU General Banking Conditions of 1995 and HBU General Credit Provisions of July 2006 the “Financial Agreement”) made between the Mortgagor, ADVENTURE TWO S.A. and ADVENTURE THREE S.A. (jointly the “Borrowers”) and the Mortgagee, pursuant to which the Mortgagee agreed to make available to the Borrowers: (i) an overdraft facility in the amount of USD 3,100,000 (three million one hundred thousand United States Dollars); (ii) and overdraft facility in the amount of USD 1,500,000 (one million five hundred thousand United States Dollars; (iii) an overdraft facility in the amount of USD 3,000,000 (three million United States Dollars); and (iv) an eight year roll-over loan facility in the amount of USD 27,000,000 (twenty-seven million United States Dollars); and WHEREAS it is a condition under the Financial Agreement that the Mortgagor shall execute this mortgage in favour of the Mortgagee and shall enter into a deed of covenants supplemental to this mortgage (hereinafter as the same may be amended, varied and/or supplemented referred to as the “Deed of Covenants”) of even date herewith for the purpose of securing payment to the Mortgagee of all sums which may for the time being or at any time become owing by the Borrowers to the Mortgagee under or pursuant to the Financial Agreement and the Deed of Covenants or from any other cause or for any other reason whatsoever and WHEREAS the amount due to the Mortgagee at any given time can be ascertained by reference to the Financial Agreement and the Deed of Covenants or to the books of account or other accounting records of the Mortgagee.

Now we (b) ADVENTURE SEVEN S.A. in consideration of the premises for ourselves and our successors, covenant with the said (c) HOLLANDSCHE BANK-UNIE N.V. and (d) its assigns to pay to him or them or it the sums for the time being due on this security whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said (c) HOLLANDSCHE BANK-UNIE N.V. the payment of such sums as last aforesaid, we do hereby mortgage to the said (c) HOLLANDSCHE BANK-UNIE N.V. 64/64th shares of which we are the Owners in the Ship above particularly described, and in her boats, guns, ammunition, small arms and appurtenances. Lastly, we for ourselves and our successors, covenant with the said (c) HOLLANDSCHE BANK-UNIE N.V. and (d) its assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances (e)

In witness whereof we have affixed our common seal this 19th day of March 2008
Seal	~~Individual/~~Corporation	Attestation

	ADVENTURE SEVEN S.A. name of individual/corporation	I, (f)

	per	of (g)

hereby testify that in my presence
	signature as ~~Individual/Director/Secretary/Officer/~~ Attorney-in-fact (h)	(i) this Mortgage was signed by
as Individual/Director/Secretary/Officer/Attorney-in-fact (h)

	~~signature as Individual/Director/Secretary/Officer/Attorney-in-fact (h)~~	and as Individual/Director/Secretary/Officer/Attorney-in-fact (h)
	in the presence of the witness whose attestation is given opposite	And (ii) the corporate seal (h)/personal seal (h) of the transferor was affixed this day of

Signature of witness

(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) “his”, “hers” or “its”, (e) If any prior encumbrance add “save as appears by the registry of the ship”, (f) name of witness, (g) address of witness, (h) delete as applicable.
NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director,officer or employee of a transferor which is a body corporate should not be an attesting witness.

THE COMMONWEALTH OF THE BAHAMAS MORTGAGE REGISTRATION FORM (Page 2 of 2)

Official Number	IMO Number	Name of Ship	Port of Registry

TRANSFER OF MORTGAGE

I/we, the within mentioned in consideration of this day paid to me/us (a)	by
hereby transfer to it/him/her/them (a) the benefit of the within-written security.
In witness whereof I/we (a) have hereto affixed our seal this                      day of

Seal	Individual/Corporation	Attestation

I, (b)
name of individual/corporation
of (c)
per

signature as Individual/Director/Secretary/
Officer/Attorney-in-fact

signature as Individual/Director/Secretary/
Officer/Attorney-in-fact

in the presence of the witness whose attestation is given opposite hereby testify that in my presence
(i) this Transfer of mortgage was signed
by
as Individual/Director/Secretary/Officer/ Attorney-in-fact (a)
and
as Individual/Director/Secretary/Officer/Attorney-in-fact (a)

And
(ii) the corporate seal/personal seal (a) of the transferor was affixed this                     day of

Signature of witness

MEMORANDUM OF DISCHARGE
By individual or Joint Mortgagees
Received the sum of                                                                                                       in discharge of this within-written security. Dated at                                          this                      day of
In witness whereof we have hereto affixed our common seal this                      day of

I, (b)
name of individual/corporation
of (c)
per

signature as Individual/Director/Secretary/
Officer/Attorney-in-fact

signature as Individual/Director/Secretary/Officer/Attorney-in-fact in the presence of the witness whose attestation is given opposite hereby testify that in my presence
(i) this Discharge of mortgage was signed
by
as Individual/Director/Secretary/Officer/Attorney-in-fact (a)
and
as Individual/Director/Secretary/Officer/Attorney-in-fact (a)

and
(ii) the corporate seal/personal seal (a) of the mortgagee was affixed this                      day of

Signature of witness

(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness
NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.